As filed with the Securities and Exchange Commission on October 8, 2004.
                                              Registration Statement 333-_______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ______________

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                                 ______________

                            PATIENT INFOSYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

         Delaware                                       16-1476509
(State or other jurisdiction                (I.R.S. Employer Identification No.)
 of incorporation or organization)

46 Prince Street, Rochester, New York                     14607
(Address of principal executive offices)                (Zip Code)

                   PATIENT INFOSYSTEMS, INC. STOCK OPTION PLAN
                            (Full title of the plan)

                          Mr. Roger Louis Chaufournier
                      President and Chief Executive Officer
                                46 Prince Street
                            Rochester, New York 14607
                     (Name and address of agent for service)

                                 (585) 242-7200
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                             Jeffrey A. Baumel, Esq.
                            McCarter & English, LLP.
                               Four Gateway Center
                                100 Mulberry St.
                            Newark, New Jersey 07102
                                 (973) 639-5904

                         Calculation of Registration Fee

------------------------------------------ ---------------- -------------------- ----------------- -------------------
                                                                Proposed            Proposed
                                               Amount        Maximum Offering        Maximum           Amount of
           Title of Securities                  To Be              Price            Aggregate         Registration
            to be Registered                Registered(1)      Per Share(2)          Offering            Fee(2)
                                                                                     Price(2)
------------------------------------------ ---------------- -------------------- ----------------- -------------------
Common Stock,  $.01 par value per share       3,410,000            $1.84            $6,274,400            $795
------------------------------------------ ---------------- -------------------- ----------------- -------------------

(1) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement also covers additional shares of Common Stock pursuant to the anti-dilution provisions of the Plan.

(2) Estimated in accordance with Rule 457(h)(1) solely for the purposes of calculating the registration fee, based on the average high and low prices per share of the Registrant's Common Stock as reported on the OTC Bulletin Board on October 7, 2004.

                                EXPLANATORY NOTE

     This Registration Statement is being filed in accordance with General Instruction E of Form S-8. Under the Registration Statement on Form S-8 (No. 333-36184), 140,000 shares of common stock (1,680,000 shares before giving effect to the 1 for 12 reverse split which became effective on January 9, 2004), par value $0.01 per share ("Common Stock"), of Patient Infosystems, Inc. (the "Registrant") were registered for issuance under the Patient Infosystems, Inc. Stock Option Plan (the "Plan"). In November 2003, the Board of Directors of the Registrant approved an amendment of the Plan to increase the maximum number of shares of Common Stock that may be issued pursuant to the Plan to 3,500,000 post-split shares of Common Stock. Such amendment was approved at the Registrant's special meeting of shareholders on December 31, 2003. In addition, in February 2004, the Registrant agreed to register 50,000 shares of Common Stock issuable to a consultant of the Registrant upon exercise of a warrant. This Registration Statement covers the additional 3,360,000 shares of Common Stock that may be issued under the Plan in accordance with the amendment to the Plan described above and the 50,000 shares of Common Stock issuable to the consultant upon exercise of the warrant.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

     The following documents have been filed by the Registrant with the Securities and Exchange Commission (the "Commission") and are incorporated herein by reference (Commission File No. 000-22319):

(a) Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003, filed on March 30, 2004, as amended by the Form 10-KSB/A filed on April 29, 2004;

(b) Quarterly Report on Form 10-QSB for the quarter ended March 31, 2004, filed on May 17, 2004;

(c) Quarterly Report on Form 10-QSB for the quarter ended June 30, 2004, filed on August 16, 2004;

(d)  Current Report on Form 8-K filed on January 9, 2004;

(e) Current Report on Form 8-K filed on January 15, 2004, as amended by the Current Report on Form 8-K/A filed on March 15, 2004;

(f)  Current Report on Form 8-K filed on April 28, 2004;

(g)  Current Report on Form 8-K filed on September 1, 2004;

(h) Current Report on Form 8-K filed on September 24, 2004, as amended by the Current Report on Form 8-K/A filed on October 7, 2004; and

(i) The description of the Registrant's common stock contained in its Current Report on Form 8-K filed on October 7, 2004.

     Information  in Current  Reports on Form 8-K  furnished  under Item 2.02 or
Item 7.01 of Form 8-K (or under Item 9 or Item 12 prior to August 23, 2004) is not incorporated herein by reference.

     All documents filed after the date hereof by the Registrant with the Commission (other than Current Reports on Form 8-K furnished pursuant to Item
2.02 or Item 7.01 of Form 8-K, unless otherwise indicated therein) pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from their respective dates of filing; provided, however, that the documents enumerated above or subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made hereby is in effect prior to the filing with the Commission of the Registrant's Annual Report on Form 10-KSB covering such year shall not be incorporated by reference herein or be a part hereof from and after the filing of such Annual Report on Form 10-KSB.

     Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference herein modified or superseded such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.  Exhibits.

     The Exhibits required to be filed as part of this Registration Statement are listed in the attached Exhibit Index.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New York, on this 8th day of October 2004.


                                      PATIENT INFOSYSTEMS, INC.


                                      By:  /s/Roger Louis Chaufournier
                                           Roger Louis Chaufournier
                                           President and Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, each of the undersigned constitutes and appoints Roger Louis Chaufournier and Kent Tapper, and each of them, as attorneys-in-fact and agents, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement or any registration statement for this offering that is to be effective upon the filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                Title                                  Date
/s/Roger L Chaufournier  Director, President and Chief          October 8, 2004
Roger Louis Chaufournier Executive Officer
                         (Principal Executive Officer)
/s/Kent A. Tapper        Vice President Financial Planning      October 8, 2004
Kent A. Tapper           (Principal Financial and Accounting
                         Officer)
/s/Derace L. Schaffer    Chairman of the Board                  October 8, 2004
Derace L. Schaffer, M.D.

/s/John Pappajohn        Director                               October 8, 2004
John Pappajohn

                                  EXHIBIT INDEX


No.                   Description                   Method of Filing

4.1  Patient Infosystems, Inc.          Incorporated by reference to Exhibit 4.1
     Stock Option Plan,as amended       of the Registrant's Annual Report on
                                        Form 10-KSB filed March 30, 2004.

4.2  Certificate of Incorporation,      Incorporated by reference to Exhibit 3.1
     as amended                         of the Registrant's Registration
                                        Statement on Form S-1 (File No.
                                        333-07643) filed on July 3, 1996 and the Registrant's Annual Report on Form
                                        10-KSB filed on March 30, 2004.

4.3  By-Laws                            Incorporated by reference to Exhibit 3.3
                                        to the Registrant's Registration
                                        Statement on Form S-1 (File No.
                                        333-07643) filed on July 3, 1996.

5.1  Opinion of McCarter & English, LLP Filed with this Registration Statement.

23.1 Consent of Deloitte & Touche, LLP  Filed with this Registration Statement.

23.2 Consent of McGladrey & Pullen, LLP Filed with this Registration Statement.

23.3 Consent of BDO Seidman, LLP        Filed with this Registration Statement.

23.4 Consent of McCarter & English, LLP Included in Exhibit 5.1.

24.1 Powers of Attorney                 Included on the signature page of
                                        this Registration Statement